UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

BioScrip, Inc. (the “Company”) is filing this amendment No. 1 on Form 8-K/A to update its Current Report on Form 8-K filed on March 10, 2015 (“Original Form 8-K”), which reported the Company’s completion of a transaction with Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., and Blackwell Partners, LLC, Series A (collectively, the “Investors”) for the purchase and sale of (a) the Company’s Series A Convertible Preferred Stock, (b) 1,800,000 Class A warrants to purchase the Company’s common stock at a price of $5.295 per share (the “Class A Warrants”), and (c) 1,800,000 Class B warrants to purchase the Company’s common stock at a price of $6.595 per share (the “Class B Warrants” and, together with the Class A Warrants, the “Warrants”), for gross proceeds of $62.5 million (the “Transaction”). This Form 8-K/A amends Item 1.01 of the Original Form 8-K to include the entry by the Company and the Investors into an addendum (the “Addendum”) to the Warrant Agreement.

Item 1.01– Entry Into a Material Definitive Agreement

Addendum to the Warrants

As part of the Transaction, the Company and the Investors entered into a Warrant Agreement on March 9, 2015 to memorialize the terms and conditions of the Warrants.  On March 23, 2015, the Company entered into an Addendum to the Warrant Agreement with the Investors.

Pursuant to the Addendum, the Investors made an aggregate payment to the Company of $483,559 (the “Payment”) in exchange for a reduction in the exercise price of the Warrants in a corresponding per share amount to give effect to the Payment.  As a result, the exercise price of the Class A Warrants was reduced to $5.17, and the exercise price of the Class B Warrants was reduced to $6.45.   The Company and the Investors agreed to enter into the Addendum to ensure that the Transaction complied with NASDAQ Marketplace Rule 5635(d).  All other terms of the Transaction remained the same.  The Payment will be used by the Company for general corporate purposes.

Item 7.01– Regulation FD Disclosure

Rights Offering

The Company previously announced its intention to conduct a registered rights offering to grant Company stockholders the right to purchase their pro rata share of a $20 million offering of the same securities that were offered to the Investors in the Transaction.  If the Company decides to effect this rights offering, the warrants offered to the stockholders in that offering will contain the same exercise prices as set forth in the Addendum.

On March 10, 2015 the Company filed an initial registration statement for that potential rights offering with the Securities and Exchange Commission. The rights and securities offered for subscription thereunder may not be sold, nor may offers to buy be accepted, prior to the time such registration statement becomes effective.

This Current Report on Form 8-K/A shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these rights offering securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

The Exhibit Index attached to this Form 8-K/A is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: March 24, 2015		/s/ Kimberlee C. Seah
	By:	Kimberlee C. Seah
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.3*	Addendum to the Warrant Agreement dated March 23, 2015, by and among Bioscrip, Inc., Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., and Blackwell Partners, LLC, Series A.

* Filed herewith.